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                                    EXHIBIT A

     Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Garden.com, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

     Dated February 14, 2000

     Entities:

Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC
Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Management Corporation

                                            By:      /S/ EDWARD F. GLASSMEYER
                                                     Edward F. Glassmeyer, as
                                                     General Partner or
                                                     Managing Member or as
                                                     Attorney-in-fact for the
                                                     above-listed entities

     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
Eileen M. More

                                            By:      /S/ EDWARD F. GLASSMEYER
                                                     Edward F. Glassmeyer,
                                                     Individually and as
                                                     Attorney-in-fact for the
                                                     above-listed individuals